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                                                                    Exhibit 23.4

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the joint proxy statement/prospectus of Intuitive Surgical, Inc. included as part of the Registration Statement (Form S-4) for the registration of 20,438,802 shares of its common stock and to the incorporation by reference therein of our report dated March 7, 2003, with respect to the consolidated financial statements and schedule of Computer Motion, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                        /s/ Ernst & Young LLP


Los Angeles, California
March 24, 2003